UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 19, 2011

MedClean Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-03125	21-0661726
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification Number)

3 Trowbridge Drive
Bethel, CT 06801
(Address of principal executive offices, including zip code)

(203) 798-1080
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 19, 2011, MedClean Technologies, Inc. (the “Company”), entered into a Director Agreement (the “Director Agreement”) with Robert Hockett (“Hockett”), pursuant to which Hockett was appointed to the Company’s board of directors (the “Board”).  The term of the Director Agreement is from May 19, 2011, through the Company’s next annual stockholders’ meeting.  The Director Agreement may, at the option of the Board, be automatically renewed on such date that Hockett is re-elected to the Board.  Under the Director Agreement, Hockett is to be paid 5,000,000 stock options on an annual basis which vest quarterly.

The above description of the Director Agreement does not purport to be complete and is qualified in its entirety by reference to such Director Agreement, which is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K.

Item 5.02  Departure of Directors and Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Director

On May 19, 2011, pursuant to the execution of the Director Agreement, the Board appointed Robert Hockett to the Board.  Mr. Hockett’s relevant business experience is below:

Robert Hockett, age 43, Director

Robert Hockett is a member of the Company’s Board.  Mr. Hockett is currently the President and Founder of Southern Wealth Management, Inc. (DBA Cambridge Southern Financial Advisors) (“Cambridge Southern”), a wealth management firm specializing in working with healthcare professionals, senior executives and business owners.  He heads up the licensed professional and business owner advisory groups at Cambridge Southern.  He has served in this role since 1996.  Mr. Hockett is also a Principal with Cambridge Business Consulting Group, LLC – started in 2006 to assist private business owner clients with sales of $5M to $200M in designing and implementing their owner exit plans.  Prior to joining Cambridge Southern full time, from April 1993 to May 1999, Mr. Hockett worked at First Security Bank and Wachovia Bank, NA, as an assistant vice president in the bank’s Private Financial Advisory Group, working in all aspects of personal  and commercial banking for high net worth business owners and their professional practices.  Mr. Hockett is a Registered Member of the National Association of Personal Financial Advisors (NAPFA), a selective association of fee-only financial advisors, the National Association of Tax Professionals, and the Financial Planning Association.  He has been featured, had clients featured, or quoted in publications such as the Washington Post, Medical Economics, Smart Money, Financial Advisory, Fast Company, Physicians Advisory, Investment Advisor, the Smart Money Guide to Real Estate Investment, the Complete Lawyer, Atlanta Magazine, Atlanta Business Chronicle, Business Week Online, and INC Magazine.  Mr. Hockett received his BA in International Relations from Brigham Young University.

Family Relationships

Mr. Hockett does not have a family relationship with any of the officers or directors of the Company.

Related Party Transactions

There are no related party transactions reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Director Agreement, dated May 19, 2011, by and between MedClean Technologies, Inc. and Robert Hockett.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDCLEAN TECHNOLOGIES, INC.

Dated: May 20, 2011	By:	/s/ David Laky
Name: David Laky
Title: Chief Executive Officer